IQST - iQSTEL Releases Q3 FY-2024 Shareholder Letter Highlighting Record Growth, Strategic Expansion, and Nasdaq Uplisting Progress

November 14th, 2024, New York, NY – iQSTEL Inc. (OTCQX: IQST), a leading innovator in telecommunications and technology, proudly announces the release of its Q3 FY-2024 Shareholder Letter, coinciding with the SEC filing of its 10-Q for the Q3. This letter showcases an extraordinary quarter marked by strategic growth, robust financial performance, and significant advancements toward iQSTEL’s long-term vision, including preparations for a Nasdaq uplisting.

The Shareholder Letter covers key highlights for the nine-month period ended September 30, 2024, showcasing iQSTEL’s rapid revenue growth, profitability in its core Telecom Division, and ongoing advancements in high-margin, cutting-edge products including AI and cybersecurity solutions.

“We’re exceptionally proud of our achievements this quarter, and we believe our performance confirms the strength of iQSTEL’s strategy and position in the market,” said Leandro Jose Iglesias, CEO of iQSTEL. “With record-breaking growth, innovative new offerings, and solid progress toward our Nasdaq uplisting, iQSTEL is positioned for unprecedented success as we look ahead to 2025 and beyond.”

In alignment with its commitment to becoming a $1 billion revenue company by 2027, iQSTEL has developed a comprehensive business plan supported by its newly established corporate financial planning department. This department will work closely with our subsidiaries on a monthly basis to drive bottom-line improvements, setting the stage for significant profitability gains beginning in FY-2025.

Additionally, iQSTEL’s Independent Board of Directors and dedicated investor base continue to demonstrate strong support for the company’s vision and growth strategy, underscoring our shared commitment to building a premier, high-growth technology powerhouse.

The Q3 Shareholder Letter highlights the following key developments:

  Record Revenue Growth: Revenue for the first nine months reached $184 million, an impressive 89% year-over-year increase.
  Ambitious FY-2024 Revenue Target: iQSTEL aims for a record $290 million in revenue for FY-2024, with strong expectations for Q4, driven by its subsidiary QXTEL.
  Profitability in Telecom Division: The Telecom Division achieved solid profitability, generating $548,274 in profit for Q3 alone.
  Strategic Cost Savings: A consolidation strategy within the Telecom Division is expected to save up to $2 million annually.
  Nasdaq Uplisting Progress: iQSTEL’s stockholders’ equity has met Nasdaq’s minimum requirements, with final investment bank selection underway to guide the uplisting process.
  Global Reach: iQSTEL now operates with 100 employees across 20 countries, with six offices providing 24/7 support across 17 time zones.
  Launch of High-Tech, High-Margin Products: The company has introduced AI-driven AIRWEB.ai and preparing to launch a cybersecurity solution in Q1 FY-2025.

The Shareholder Letter concludes with an optimistic outlook for iQSTEL’s trajectory as the company continues to pursue its $1 billion revenue goal by 2027.

The full Shareholder Letter can be found below:

Dear Shareholders,

We are thrilled to present our Q3 FY-2024 results, which highlight an extraordinary period of growth and strategic advancement for iQSTEL. This quarter has firmly positioned us on a path to unprecedented success, and we’re eager to share the positive progress we’re making.

1. Revenue and Profitability

Outstanding Nine-Month Revenue Growth
For the nine months ending September 30, 2024, iQSTEL’s revenue skyrocketed to $184 million—nearly double last year’s $97 million, reflecting a remarkable 89% increase. This powerful growth underscores strong market demand and our strategic expansion, especially in our Telecom Division, which remains our primary driver of profitability and success.

Ambitious Full-Year Revenue Target
Our goal for FY-2024 is $290 million in revenue. With a gap of $106 million remaining to reach this target, we are mobilizing every resource to close it. Historically, Q4 has been our strongest quarter, and with QXTEL leading our international business, we are confident we will achieve our projections and finish the year on a high note.

Robust Gross Profit Base
Our gross profit reflects our ability to grow efficiently and sustainably:

  Nine Months: Gross profit surged to $5.6 million, up from $3 million in 2023.
  Quarterly: Q3 gross profit doubled to $2 million, establishing a consistent quarterly profit foundation.

Our stable business platform now enables us to generate $2 million in gross profit per quarter, paving the way for further bottom-line improvements through consolidation and the migration to a unified telecom platform.

Notably, in FY-2024, our gross margin has shown consistent improvement, increasing from 2.68% in Q1 to 3.72% in Q3, a remarkable 39% increase within the year. This progress underscores our focus on efficiency and profitability as we scale.

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Consolidated Operating Income

  Nine Months: Our operating loss was $535,952, mainly due to QXTEL integration expenses.
  Quarterly: In Q3, our operating loss narrowed to $56,553, bringing us closer to the profitability threshold. Our Telecom Division continues to be a robust profit engine, effectively covering the company’s core expenses.

Telecom Division Profitability and Consolidation Strategy
Our Telecom Division generated $548,274 in profit for Q3, confirming its role as a steady revenue source. We’ve launched a consolidation strategy within this division, with potential important savings. Recent actions in Q4 with SwissLink and QGlobal SMS are completely aligned with this strategy, and we are planning to begin to show its effects as early as Q4 of this year.

2. Interest Expense

Interest expenses rose to $1.5 million for the nine months, primarily due to strategic debt used for growth. We remain committed to maintaining long-term shareholder value by absorbing these interest costs instead of opting for equity dilution. Our outstanding share count remains below 187 million shares, which represents an increase less than 9% versus Dec 31, 2023. Notably, our investors have recently demonstrated their support by extending the maturity of our convertible notes by 12 months, with all notes now set to mature in Q1 FY-2026.

3. Assets and Liabilities

  Asset Growth: Total assets rose to $32.4 million, up from $22.2 million in 2023, bolstered by QXTEL goodwill and increased accounts receivable.
  Liabilities: Current liabilities grew to $24.1 million, a level we are strategically managing to support continued growth.

4. Cash Flow and Liquidity

Our financing activities generated $6.2 million in cash over the nine months, supporting our acquisition and expansion strategies. We ended the quarter with a steady $2.1 million in cash, demonstrating effective liquidity management as we scale.

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5. Stockholders’ Equity and Nasdaq Uplisting Readiness

iQSTEL’s stockholders’ equity rose to $8.1 million, surpassing the minimum requirement of $5 million for a Nasdaq uplisting. We are in the final stages of selecting an investment bank to support us in this pivotal move. Our goal is to position iQSTEL as a $1 billion revenue company by 2027, and uplisting to Nasdaq is a crucial step toward achieving this vision.

6. Global Presence, Operational Reach, and branding

Our global reach now spans 100 employees across 20 countries and 17 time zones with six offices worldwide, providing 24/7 service from California to Melbourne. This global presence enables us to effectively serve clients around the world, reinforcing our position as a leading global player. As part of our Telecom Division’s consolidation, we are optimizing our global network and operations to maximize efficiency.

The company has been collaborating with ONAR, a marketing agency, to develop a comprehensive branding strategy for iQSTEL. Management recognizes that achieving our vision of becoming a $1 billion revenue corporation requires establishing strong brand recognition as a cornerstone of our growth.

7. Innovation in High-Tech, High-Margin Products

  High Margin Strategy: iQSTEL has built connections with some of the world’s largest telecommunications companies, generating millions in annual revenue. With these robust relationships, we’re poised to expand our offerings, focusing on high-tech, high-margin products.
  Cybersecurity: We’re collaborating with Cycurion.com to launch a telecom-targeted cybersecurity service in Q1 FY-2025.
  AI Solutions: Our recent launch of AIRWEB.ai has exceeded expectations, attracting strong interest with its free plan and positioning us as a leader in AI-enhanced telecom services.

Summary

iQSTEL’s financial and operational results for Q3 and the first nine months of 2024 reflect transformative growth and strategic expansion. With a profitable Telecom Division, a successful QXTEL acquisition, and a solid equity foundation, we are well-prepared for our Nasdaq uplisting, a long-awaited goal of our 22,000 shareholders.

Our newly established corporate financial planning department is set to work closely with our subsidiaries on a monthly basis, implementing a robust plan to drive bottom-line results starting in FY-2025. With a steadfast commitment from our Independent Board of Directors and strong investor support, iQSTEL is on an accelerated path to becoming a $1 billion revenue powerhouse by 2027.

The future is bright, and we are deeply grateful for your continued support and belief in our journey. Together, let’s make this vision a reality.

Thank you for your continued support.

Sincerely,
Leandro Jose Iglesias
President & CEO, iQSTEL

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About iQSTEL (Updated Oct. 2024):

iQSTEL Inc. (OTC-QX: IQST) (www.iQSTEL.com) is a US-based multinational publicly listed company in the final stages of the path to becoming listed on NASDAQ. With FY2023 revenues of $144 million and a forecasted $290 million in revenue, alongside positive operating income of seven digits for FY-2024, iQSTEL is positioning itself for explosive growth. iQSTEL's mission is to serve basic human needs in today's modern world by making essential tools accessible, regardless of race, ethnicity, religion, socioeconomic status, or identity. The company recognizes that modern human needs such as physiological, safety, relationship, esteem, and self-actualization are marginalized without access to ubiquitous communications, financial freedom, clean, affordable mobility, and information.

iQSTEL has been building a strong business platform with its customers, and by leveraging this trust, the company is now beginning to sell high-tech, high-margin products across its divisions. iQSTEL is strategically positioned to achieve $1 billion in revenue by 2027 through organic growth, acquisitions, and high-margin product expansion.

•	Telecommunications Services Division (Communications): Includes VoIP, SMS, International Fiber-Optic, Proprietary Internet of Things (IoT), and a Proprietary Mobile Portability Blockchain Platform.
•	Fintech Division (Financial Freedom): Provides remittance services, top-up services, a MasterCard Debit Card, US bank accounts (no SSN required), and a Mobile App.
•	Electric Vehicles (EV) Division (Mobility): Offers Electric Motorcycles and plans to launch a Mid-Speed Car.
•	Artificial Intelligence (AI) Services Division (Information and Content):
Provides AI solutions for unified customer engagement across web and phone channels, along with a white-label platform offering seamless access to services, entertainment, and support in a virtual 3D interface.
•	Cybersecurity Services:
Through a new partnership with Cycurion, iQSTEL will offer advanced cybersecurity solutions, including 24/7 monitoring, threat detection, incident response, vulnerability assessments, and compliance management, providing essential protection to telecommunications clients and beyond.

iQSTEL has completed 11 acquisitions since June 2018 and continues to develop an active pipeline of potential future acquisitions, further expanding its suite of products and services both organically and through mergers and acquisitions.

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Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907
IR Email: investors@iqstel.com

Contact Details
iQSTEL Inc.
+1 646-740-0907
investors@iqstel.com

Company Website
www.iqstel.com

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